UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2004

AEROGEN, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court, Suite 100
Mountain View, CA 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Item 5.  Other Events.

On May 13, 2004, Aerogen, Inc. (the “Company”) announced that at its Annual Meeting of Stockholders, held on May 10, 2004, its stockholders approved the second closing of a $32.7 million financing (the “Financing”). This approval has resulted in the sale and issuance of 642,113 shares of Series A-1 Convertible Preferred Stock, and warrants to purchase 6,249,580 shares of the Company’s common stock, in exchange for gross proceeds of approximately $17.7 million and the surrender of all outstanding secured convertible debentures.

Also at the Annual Meeting of Stockholders, the stockholders (i) re-elected Dr. Phyllis I. Gardner and Mr. Philip M. Young to Aerogen’s Board of Directors; (ii) approved amendments to the Company’s 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan; and (iii) ratified PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Due to the structure of the Financing, upon closing, the Company recorded a “deemed dividend” related to the beneficial conversion feature of the Series A-1 Convertible Preferred Stock of approximately $4.5 million. As reported in the Company’s Form 10-Q filed with the SEC on May 13, 2004, the Company has determined that the appropriate accounting treatment for the sales of this preferred stock and associated warrants involves recording a similar “deemed dividend” of $7.9 million in connection with the first closing of the Financing, and the classification of the preferred stock as a separate item on the balance sheet, rather than included as equity, as a result of certain preferences associated with the potential redemption of this preferred stock.

This accounting treatment to record a “deemed dividend” represented a change to the financial results previously released by the Company on April 29, 2004. These matters are more fully described in Aerogen’s Form 10-Q filed with the Securities and Exchange Commission on May 13, 2004.

The Purchase Agreement and related documents for the second closing of the Financing are filed as Exhibits 10.24, 10.25, 10.26, 10.27 and 10.28 hereto and incorporated herein by reference. The press release announcing, among other things, approval by the Company’s stockholders of the second closing of the Financing is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)                                  Financial statement of business acquired. Not applicable.

(b)                                 Pro forma financial information. Not applicable.

(c)                                  Exhibits

Exhibit Number	Description

10.24*	Purchase Agreement, dated March 11, 2004, by and between the Company, Xmark Fund L.P., Xmark Fund, Ltd. and other investors.

10.25*	Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock of the Company, dated March 19, 2004.

10.26*	Form of Warrant.

10.27*	Registration Rights Agreement, dated as of March 22, 2004, by and between the Company and the Investors named in the Purchase Agreement.

10.28*	Amendment to Purchase Agreement and Waiver, dated as of March 19, 2004, by and between the Company and certain of the Investors named in the Purchase Agreement.

99.1	Press Release, dated May 13, 2004, entitled “Aerogen, Inc. Announces Stockholder Approval for Second Closing of $32.7 Million Equity Financing.”

* Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.

Dated: May 19, 2004	By:	/s/ Robert S. Breuil
		Name:	Robert S. Breuil
		Title:	Chief Financial Officer and Vice
President of Corporate Development

INDEX TO EXHIBITS

Exhibit Number	Description

10.24*	Purchase Agreement, dated March 11, 2004, by and between the Company, Xmark Fund L.P., Xmark Fund, Ltd. and other investors.

10.25*	Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock of the Company, dated March 19, 2004.

10.26*	Form of Warrant.

10.27*	Registration Rights Agreement, dated as of March 22, 2004, by and between the Company and the Investors named in the Purchase Agreement.

10.28*	Amendment to Purchase Agreement and Waiver, dated as of March 19, 2004, by and between the Company and certain of the Investors named in the Purchase Agreement.

99.1	Press Release, dated May 13, 2004, entitled “Aerogen, Inc. Announces Stockholder Approval for Second Closing of $32.7 Million Equity Financing.”

* Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 26, 2004.